Investor Presentation First Quarter 2020 Exhibit 99.1

Forward-Looking Statements This presentation may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, timing of pending acquisitions, plans, objectives, future performance or business of the Company. Forward- looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “will,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. The COVID-19 pandemic crisis is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects remains uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; failure to close any pending acquisitions; failure to satisfy or waive closing condition; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. 2

Non-GAAP Financial Measures This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically adjusted net income, adjusted diluted earnings per share, average tangible common equity, adjusted return on average assets, return on average tangible common equity (“ROATCE”), adjusted ROATCE, tangible common equity (“TCE”), tangible assets (“TA”), tangible common equity to tangible assets, net interest income – FTE, net interest margin – FTE, adjusted noninterest expense, adjusted noninterest expense/average assets and tangible book value (“TBV”) per common share are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this presentation under the caption “Reconciliation of Non-GAAP Financial Measures.” 3

A Pioneer in Branchless Banking • Digital bank with unique business model and over 20 years of operations • Highly scalable technology driven business • Nationwide deposit gathering and asset generation platforms • Attractive lending niches with growth opportunities • History of strong growth and a pathway to greater profitability $4.2B Assets $2.9B Loans $3.2B Deposits 4

Nationwide Branchless Deposit Franchise $497.9 million $3.2 Billion 15.7% Total Deposits* $569.1 million 17.9% $1,346.4 million 42.4% 27.2% 5-year CAGR* Nationwide consumer, $513.6 million $251.5 million small business and 7.9% 16.1% commercial deposit base Innovative technology and convenience supported by exceptional service Digital business model minimized operational disruptions due to COVID-19 * As of March 31, 2020; $255 million of brokered deposits and $1.7 million of balances in US territories/Armed Forces included in headquarters/Midwest balance 5

Multiple Opportunities to Grow Deposits . Capitalize on the enduring trend toward branchless banking – consumers and small business are increasingly moving their banking business online . Generate an increased level of lower-cost deposits as expansion of small-business, municipal and commercial relationships continue . Selectively target consumer deposits in tech-centric markets – building off success with Gen-Xers . Draw on over 20 years of branchless banking experience to attract more customers with best practices such as dedicated online relationship bankers delivering a superior client experience 6

National and Regional Asset Generation Platform DIVERSIFIED ASSET GENERATION PLATFORM Commercial - National Commercial - Regional . C&I – Central Indiana . Single tenant lease financing . C&I – Arizona . Small business lending . Investor CRE – Central Indiana . Public finance . Construction – Central Indiana . Healthcare finance (via relationship with Lendeavor) Consumer - National . Digital direct-to-consumer mortgages . Specialty lending – horse trailers and RVs 7

Near-Term Earnings Catalysts  Well positioned for a lower interest rate environment $1.2 Billion of CDs Maturing over Next 12 Months Mortgage Banking Revenue Dollars in millions $1.2 billion with weighted 2.45% average maturity of 5.6 3.06% $4.3 months repriced 130 bps 2.68% lower 2.41% $3.7 ~$12.5 million of interest 2.01% $3.0 savings over next twelve 1.15% months 1 1.05% $2.7 1.92% $1.6 1.66% Additionally, rates paid on $1.4 money market deposits $1.1 have come down 65 bps during 2020 0.67% Weighted Average Cost of Maturing CDs as of March 31, 2020 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 Weighted Average Cost of Current CD Production as of March 31, 2020 2 Weighted Average Cost of Current CD Production as of May 15, 2020 Mortgage Banking Revenue 10 Year Treasury  Investments in SBA lending to drive capital efficient revenue growth . Recent hiring of experienced professionals to build line of business . Closed acquisition of SBA division of First Colorado National Bank in 4Q19 . Higher noninterest income through gain on sale and loan servicing revenue . Higher yielding loan balances 1 Assumes maturing CDs are repriced at maturity with new CD production using March 31, 2020 weighted-average cost. 2 Source: Bloomberg Professional Services. 8

Small Business, Big Opportunity . Complementary to existing business lines . Diversifies revenue in a capital efficient manner . Opportunities on both sides of the balance sheet Enhanced Treasury Upgraded Digital SBA Lending Management Capabilities Account Access 9

Entrepreneurial Culture Key to Success First Internet Bank has been recognized for its innovation and is consistently ranked among the best banks to work for, enhancing its ability to attract and retain top talent . American Banker’s “Best Banks to Work For”  Seven years in a row . “Top Workplaces in Indianapolis” The Indianapolis Star  Six years in a row including being #1 in 2019, #4 in 2018 and #2 on the list in 2017 . “Best Places to Work in Indiana”  Five of last seven years . Top Rated Online Business Bank in 2017 – Advisory HQ . TechPoint 2016 Mira Award “Tech-enabled Company of the Year” . Top 10 finalist – 2016 Indiana Public Company of the year presented by the CFA Society and FEI . Magnify Money ranked #1 amongst 2016 Best Banking Apps (Banker’s “Online Direct Banks”) . Mortgage Technology 2013 awarded top honors in the Online Mortgage Originator category 10

COVID-19 Response Supporting communities, clients and colleagues Committed to serving our stakeholders during challenging times Caring for Communities: Serving Clients: Supporting Colleagues: . Focusing on leveraging core . Stepping up client interactions to . Stressing health and well-being best serve their financial needs business and philanthropic . Approximately 60% of employees initiatives to support communities . Prudently extending credit to company-wide are working from . Announced $250,000 grant to commercial and consumer clients home provide financial stimulus to small . Offering loan payment deferrals . Increased cleaning efforts and businesses and nonprofits in to customers experiencing frequency at all company Marion and Hamilton Counties financial hardship locations . Branchless delivery model is . Participant in the SBA’s Paycheck . Telehealth visits are free until safest in the pandemic Protection Program (PPP) – June 14, 2020 . assisted clients in approvals Supported local restaurants by . Expanded Emergency Sick pay to totaling $58.0 million (as of May providing all employees with cover 100% of employees’ regular 15, 2020) bonuses for takeout/delivery of a rate of pay who are caring for meal . Notifying clients of heightened children at home due to closure of fraudulent online activity to help schools/daycare protect their accounts . Augmented engagement efforts to keep remote employees connected with teams and the organization 11

First Quarter 2020 Highlights . Diluted EPS of $0.62, up 10.7% from 1Q19 Earnings . Net income of $6.0 million, up 5.7% from 1Q19 . Total revenue of $21.2 million, up 14.0% from 1Q19 . Cost of interest-bearing deposits declined 11 bps from 4Q19 to 2.24% Key Operating . Allowance for loan losses / total loans increased to 0.79% and provision Trends for loan losses of $1.5 million, up 212.2% from 4Q19 . Asset quality remained solid with NPAs to total assets of 0.23% . Sold $99.9 million of single tenant lease financing, public finance and SBA Disciplined 7(a) loans at a premium Balance Sheet Management . Sold $90.8 million of portfolio residential mortgage loans, including seasoned lower-yielding loans . Strong on- and off-balance sheet liquidity to manage impact of COVID- 19 environment Liquidity and Capital . Increased deposits by $24.5 million from 4Q19 . Regulatory capital ratios remain strong 12 12

History of Strong Organic Growth Execution of the business strategy has driven consistent and sustained balance sheet growth Total Assets Total Loans Dollars in millions Dollars in millions CAGR: 26.8% vs. Peers1 at 13.0% $4,100 $4,168 vs. Peers1 at 14.9% CAGR: 24.8% $2,964 $2,892 $3,542 $2,716 $2,768 $2,091 $1,854 $1,251 $1,270 $954 2015 2016 2017 2018 2019 2020 2015 2016 2017 2018 2019 2020 Total Deposits Shareholders’ Equity Dollars in millions Dollars in millions $305 $305 $289 CAGR: 27.2% vs. Peers1 at 13.1% $3,154 $3,179 CAGR: 24.0% $2,671 $224 $2,085 $154 $1,463 $104 $956 2015 2016 2017 2018 2019 2020 2015 2016 2017 2018 2019 2020 1 Source: S&P Global Intelligence; peer data represents median value of publically traded Small Cap banks with a market capitalization between $250 million and $1.0 billion as of March 31, 2020. 13

Profitability Driven by Capital Deployment Capital has been deployed into new loan verticals, driving earnings growth Net Income1,2,3 Diluted EPS1,2,3 Dollars in thousands $25,239 $25,562 $23,814 $2.50 $2.51 $2.57 $2.30 $2.39 $1.96 $17,072 $21,900 $2.30 $2.13 $12,074 $15,226 $8,929 2015 2016 2017 2018 2019 TTM1Q20 2015 2016 2017 2018 2019 TTM1Q20 Return on Average Assets1,2,3 Return on Average Tangible Common Equity1,2,3 0.81% 10.12% 0.78% 9.84% 0.74% 0.74% 0.65% 0.64% 9.33% 9.35% 0.72% 8.65% 8.62% 0.66% 8.77% 8.60% 2015 2016 2017 2018 2019 TTM1Q20 2015 2016 2017 2018 2019 TTM1Q20 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix. 2 2017 reported net income of $15.2 million included the revaluation of the Company’s net deferred tax asset which reduced net income by $1.8 million and negatively impacted Net Income, EPS, ROAA and ROATCE. 3 2018 reported net income of $21.9 million included a write-down of legacy other real estate owned which reduced net income by $1.9 million and 14 negatively impacted Net Income, EPS, ROAA and ROATCE.

Growth Drives Economies of Scale Scalable, technology-driven model has delivered increasing efficiency and is a key component driving improved operating leverage Noninterest Income Noninterest Expense1,2 Dollars in millions $6.2 Dollars in millions $5.6 $5.4 $13.5 $12.7 $11.7 $12.6 $11.1 $11.2 $10.2 $10.0 $3.5 $10.3 $2.4 $2.2 $2.0 $2.0 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 Noninterest Expense / Average Assets1,2 Total Assets Per FTE Dollars in millions $18.4 $18.6 1.52% $17.6 $17.6 $17.9 1.40% $17.4 1.27% 1.32% $15.6 1.24% 1.23% 1.11% 1.22% $15.1 1.23% 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix. 2 4Q18 results included a write-down of legacy other real estate owned which increased noninterest expense by $2.4 million. 15

Liquidity and Capital . Long-term, consistent growth in tangible book value per share . Regulatory capital ratios are strong at both the Company and Bank levels . More than sufficient liquidity, supplemented by access to multiple funding sources, to handle an extended economic impact of COVID-19 Tangible Book Value Per Share1 Regulatory Capital Ratios – March 31, 2020 $30.82 $30.65 Company Bank $27.93 Total shareholders' equity to assets 7.32% 8.03% $26.09 Tangible common equity to tangible assets 7.22% 7.93% $23.04 $22.24 Tier 1 leverage ratio 7.82% 8.54% $20.74 $19.38 Common equity tier 1 capital ratio 10.76% 11.77% Tier 1 capital ratio 10.76% 11.77% 2013 2014 2015 2016 2017 2018 2019 1Q20 Total risk-based capital ratio 13.87% 12.56% 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix. 16

Capital and Balance Sheet Management . Combination of lower risk asset profile and top quartile asset quality performance provides ability to maximize capital leverage . Completed the previously announced stock repurchase program in 2019 . 482,970 shares were repurchased at an aggregate amount of $10.0 million and at prices below TBV per share . Active balance sheet management to ensure growth, capital and profitability are managed efficiently . Repositioning of loan, securities and wholesale borrowings portfolios . Sold $99.9 million of single tenant lease financing, public finance and SBA 7(a) loans at a premium . Sold $90.8 million of portfolio residential mortgage loans, including seasoned lower-yielding loans Risk-Weighted Assets / Nonperforming Loans / Nonperforming Assets / Total Assets Total Loans1 Total Assets1 78% 0.79% 0.64% 71% 0.26% 0.23% INBK Peers2 Source: S&P Global Intelligence 1 Nonperforming loans and nonperforming assets include current troubled debt restructurings. 2 Peer group includes publicly traded Small Cap banks with a market capitalization 17 between $250 million and $1.0 billion as of December 31, 2019.

Deposit Composition . Total deposits increased $24.5 million, or 0.8%, compared to 4Q19 and $367.4 million, or 13.1%, year- over-year . Strong quarterly money market growth of $144.3 million, including $52.5 million in small business . CD and brokered deposit balances decreased $130.3 million compared to 4Q19 . Cost of interest-bearing deposits declined 11 bps compared to 4Q19 Total Deposits - $3.2 Billion Total Non-Time Deposits - $1.2 Billion As of March 31, 2020 As of March 31, 20201 $70.6 2% $123.2 $32.5 4% 1% $394.2 $2,021.5 $485.8 34% 64% 42% $930.7 29% $97.5 $179.5 8% 16% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market accounts Commercial Public funds Small business Consumer Certificates and brokered deposits 1 Total non-time deposits excludes brokered non-time deposits 18

Net Interest Income and Net Interest Margin . Interest income earned on loans and cash Net Interest Income – GAAP and FTE1 balances declined primarily due to the impact of Dollars in millions lower interest rates following successive Federal GAAP FTE $17.8 $17.7 Reserve rate cuts $16.8 $16.9 $16.6 . Interest expense on deposits declined as well due to the decrease in the cost of funds as $16.2 $16.1 $15.2 $15.4 $15.0 higher cost CDs matured and were replaced with deposits at lower rates 1Q19 2Q19 3Q19 4Q19 1Q20 Yield on Loans and Cost of Deposits NIM – GAAP and FTE1 GAAP FTE 4.27% 4.24% 4.18% 4.20% 4.11% 2.04% 1.91% 1.70% 1.67% 1.65% 2.29% 2.39% 2.40% 2.35% 2.24% 1.86% 1.73% 1.54% 1.51% 1.50% 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Yield on loans Cost of interest-bearing deposits 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix. 19

Net Interest Margin Drivers . Linked quarter NIM decline was primarily attributable to the impact of falling short term interest rates on loans yields and cash balances, which remained elevated during the quarter – 12 bp negative impact . Lower deposit costs and improved deposit mix had a positive impact of 9 bps . Securities portfolio added 3 bps . Meaningful opportunity to continue lowering deposit costs . $1.2 billion of CDs with a weighted average cost of 2.45% mature in the next twelve months – replacement cost is currently in the range of 1.00% - 1.05% . Lowered money market rates 30 bps during 1Q20 and another 35 bps in 2Q20 NIM – FTE1 Linked-Quarter Change Monthly Rate Paid on Interest-bearing Deposits 2.38% +3 bps 2.34% +9 bps 2.33% 2.30% 2.27% -7 bps 1.67% 1.65% -5 bps -2 bps 2.16% Oct-19 Nov-19 Dec-19 Jan-20 Feb-20 Mar-20 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix. 20

Loan Portfolio Overview . Total loans decreased $71.4 million, or 2.4%, compared to 4Q19 and increased $52.2 million, or 1.8%, year-over-year . Overall commercial loan balances were stable as growth in healthcare finance was offset by sales of single tenant lease financing and public finance loans . Consumer loan balances declined due primarily to the sale of $90.8 million of portfolio residential mortgage loans Loan Portfolio Mix Dollars in millions $2,963.5 $2,892.1 $2,716.2 6% 2% 7% 7% 3% 1 2% Commercial and Industrial Commercial Real Estate $2,091.0 34% 34% 9% 34% Single Tenant Lease Financing 2% Public Finance Healthcare Finance 38% $1,250.8 24% 22% Small Business Lending 13% 26% 5% Residential Mortgage/HE/HELOCs 22% 4% 10% 13% Consumer 49% 1% 2% 2% 2% 16% 12% 16% 8% 19% 14% 11% 10% 10% 11% 2016 2017 2018 2019 1Q20 21 1 Includes commercial and industrial and owner-occupied commercial real estate balances.

COVID-19 Summary Impact Single Tenant Small Loan Exposure to impacted industries Lease C&I & Business (As of April 30, 2020, dollars in millions) Financing OOCRE Lending Construction Quick service restaurants $211.7 $3.3 Full service restaurants $212.5 $2.0 $6.4 Hotels / accommodations $10.3 $3.7 Healthcare and social assistance $10.6 $13.8 $9.9 Consumer services (education, childcare, $25.0 $9.3 religious orgs., arts and entertainment) Total $424.2 $37.6 $43.1 $13.6 No exposure to airlines, cruise ships, oil & gas, multifamily, shopping malls and office buildings 22

COVID-19 Summary Impact Supporting clients through payment deferrals % of Balances (Dollars in millions) Deferrals1 with Deferrals Commercial and industrial $15.9 16.7% Single tenant lease financing $259.0 26.6% Owner-occupied CRE $16.2 21.7% Investor CRE $0.4 3.1% Healthcare finance $297.0 79.8% Small business $23.7 35.3% Total commercial $612.2 26.8% Residential mortgage $12.0 5.5% Home equity $0.4 1.7% Other consumer $9.0 3.0% Total consumer $21.4 4.0% Total commercial and consumer loans $633.6 22.4% 23 1 As of May 15, 2020

Single Tenant Lease Financing Single tenant lease financing overview: Portfolio mix by major tenant Int. Car Wash . $972.3 million in balances as of March 31, 2020 7% Red Lobster . Long term financing of single tenant properties occupied 7% Wendy's by financially strong national and regional tenants Walgreens 5% . All loans collateralized by subject real estate Burger King 5% . Average portfolio LTV of 50% 55% Bob Evans 4% Dollar General . Average loan size of $1.4 million 4% CVS . No loan term extends beyond tenant lease term 4% Kum & Go . All borrowers but one made their April payments 4% 3% United Pacific 2% . Strong historical credit performance Other Portfolio mix by major vertical Portfolio mix by geography 2% 1% 1% Quick Service Restaurant Full Service 6% Restaurant Auto Parts/ 8% 23% Repair/Car Wash 13% 6% Convenience/Fuel 22% Pharmacies 10% Specialty Retailers Dollar Stores 21% 38% 22% 11% Medical Bank Branches 16% Other 24

Public Finance Public finance overview: Borrower mix by credit rating . $627.7 million in balances as of March 31, 2020 1%3% 6% AAA/Aaa . 5% Provides a range of credit solutions for government and AA+/Aa1 not-for-profit entities AA/Aa2 . Borrowers’ needs include short-term financing, debt 43% AA-/Aa3 A+/A1 refinancing, infrastructure improvements, economic 22% A/A2 development and equipment financing A-/A3 . Federal Reserve’s Municipal Liquidity Facility provides BBB+/Baa1 BBB/Baa2 support to the public sector in COVID-19 crisis 7% BB+/Ba1 6% . No delinquencies or losses since inception BB/Ba2 3% 1% Non-Rated 2% 1% Portfolio mix by repayment source Portfolio mix by state General Obligation 3% 4% IN OK 3% Essential use equipment 19% 3% loans Utilities Revenue 1% OH MO Lease rental revenue 5% 31% 2% Tax Incremental Financing 3% MI GA 6% (TIF) districts 55% Public higher ed facilities - 4% Revenue 7% Sales tax, food and bev tax, 4% LA WI hotel tax Municipally owned health 5% care facilities 10% Income Tax supported loans Other 17% 7% Public higher ed facilities - 11% G.O. Others 25

Healthcare Finance Portfolio mix by borrower Healthcare finance overview: 1% . $372.3 million in balances as of March 31, 2020 5% . Loan portfolio focused primarily on dental practices with Dentists some exposure to veterinary practices and other specialties . Borrowers’ needs include practice finance or acquisition, acquiring or refinancing owner-occupied CRE, equipment 94% purchases and project loans Veterinarians . Average loan size of $611,000 . No delinquencies or losses since inception Other Portfolio mix by borrower use Portfolio mix by state 1% <1% CA 4% Practice Refi or Acquisition 13% TX Owner 27% Occupied NY CRE 46% 81% Projects AZ Equipment 13% OR All others Start Up 6% 3% 5% 26

Specialty Consumer . $296.6 million in balances as of March 31, 2020 Geographically Diverse Portfolio . Direct-to-consumer and nationwide dealer network originations . Focused on high quality borrowers 22% 10% . Avg. credit score at orig. of 778 17% . Avg. loan size of $19,100 . Strong historical credit performance . Annualized NCOs/average loans have 23% 28% averaged less than 0.35% over the last two years Concentration by State Concentration by Loan Type State Percentage Loan Type Percentage Texas 16% Trailers 50% California 12% Recreational Vehicles 35% Florida 6% Other consumer 15% North Carolina 4% Colorado 4% All other states 58% 27

Residential Mortgage Diversified Portfolio with . $242.6 million in balances as of March 31, 2020 Midwest Concentration (includes home equity balances) This image cannot currently be displayed. . Direct-to-consumer originations centrally located at corporate headquarters 24% 10% . Focused on high quality borrowers 55% . Avg. loan size of $162,700 . Avg. credit score at orig. of 757 . Avg. LTV at origination of 72% 4% 7% . Strong historical credit performance . Annualized NCOs/average loans have averaged less than 0.03% over the last two years Concentration by State Concentration by Loan Type State Percentage Loan Type Percentage Indiana 51% Single Family Residential 75% California 18% SFR Construction to New York 4% Permanent 16% Florida 3% Home Equity – LOC 7% Arizona 2% Home Equity – Closed End 2% All other states 22% 28

Small Business Lending . $67.3 million in balances as of March 31, 2020 Portfolio Mix by State . SBA will be making scheduled loan payments for 7(a) program 2% borrowers for a six month period 10% IN . These payments will be made following deferral 6% IL programs offered to borrowers impacted by COVID-19 AZ . Paycheck Protection Program approvals for 441 loans totaling 55% 27% $58.0 million (as of May 15, 2020) CO . Stated interest rate of 1.00% and weighted-average fee of 3.88% All others PPP Approvals by Customer Type Portfolio Mix by Major Industry 6% Food and C&I 15% Lodging Services 17% 28% 5% SMB/Commercial Retail Deposits 7% 53% Real Estate Healthcare 9% Manufacturing 24% Finance 21% 15% Construction SBA All others 29

Excellent Asset Quality Asset quality remains among the best in the industry driven by a strong credit culture and lower-risk asset classes NPAs / Total Assets NPLs / Total Loans 0.37% 0.31% 0.26% 0.21% 0.22% 0.23% 0.23% 0.10% 0.09% 0.02% 0.04% 0.03% 2015 2016 2017 2018 2019 1Q20 2015 2016 2017 2018 2019 1Q20 Allowance for Loan Losses / NPLs Net Charge-Offs (Recoveries) / Average Loans 5,001% 1,784% 2,013% 1,014% 0.15% 324% 307% 0.06% (0.07%) 0.05% 0.04% 0.04% 2015 2016 2017 2018 2019 1Q20 2015 2016 2017 2018 2019 1Q20 30

Long-term Strategy . Manage balance sheet growth and deploy excess liquidity to fund loan growth and/or higher-cost deposit runoff . Continued loan production combined with loan sales to enhance noninterest income and improve mix of earning assets . Build capital through improved profitability and disciplined balance sheet management . Net interest margin expansion through lower deposit costs, managing loan pricing and portfolio composition . Continue to build out nationwide SBA platform, capitalizing on opportunities on both sides of the balance sheet . Increase noninterest income through SBA gain of sale and loan servicing revenue . Retain higher yielding loan balances . Continue to grow small business deposits . Following successful results in mortgage, implement technology to enhance the customer experience and workflow process in commercial and small business lending . Maintain top quartile asset quality 31

Appendix 32

Loan Portfolio Composition

Dollars in thousands	2017	2018	1Q19	2Q19	3Q19	4Q19	1Q20
Commercial loans							
Commercial and industrial	$ 121,966	$ 107,405	$ 110,560	$ 106,517	$ 88,874	$ 96,420	$ 95,227
Owner-occupied commercial real estate	71,872	77,569	75,317	71,908	74,384	73,392	74,737
Investor commercial real estate	7,273	5,391	11,188	21,179	11,852	12,567	13,421
Construction	49,213	39,916	42,319	47,849	54,131	60,274	64,581
Single tenant lease financing	803,299	919,440	975,841	1,001,196	1,008,247	995,879	972,275
Public finance	438,341	706,342	708,816	706,161	686,622	687,094	627,678
Healthcare finance	31,573	117,007	158,796	212,351	251,530	300,612	372,266
Small business lending	4,870	17,370	13,751	15,697	18,177	61,121	67,275
Total commercial loans	1,528,407	1,990,440	2,096,588	2,182,858	2,193,817	2,287,359	2,287,460
Consumer loans							
Residential mortgage	299,935	399,898	404,869	318,678	320,451	313,849	218,730
Home equity	30,554	28,735	27,794	26,825	25,042	24,306	23,855
Trailers	101,369	136,620	140,548	144,704	145,600	146,734	148,700
Recreational vehicles	69,196	91,912	95,871	100,518	102,698	102,702	103,868
Other consumer loans	56,968	51,239	48,840	49,029	48,275	45,873	44,037
Total consumer loans	558,022	708,404	717,922	639,754	642,066	633,464	539,190
Net def. loan fees, prem., disc. and other [1]	4,764	17,384	25,418	38,544	45,389	42,724	65,443
Total loans	$ 2,091,193	$ 2,716,228	$ 2,839,928	$ 2,861,156	$ 2,881,272	$ 2,963,547	$ 2,892,093

[1] Includes carrying value adjustments of $44.6 million, $21.4 million, $27.6 million, $22.2 million, $11.5 million, $5.0 million and $0.3 million as of March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018 and December 31, 2017, respectively, related to interest rate swaps associated with public finance loans.

33

FIRST INTERNET BANCORP

Reconciliation of Non-GAAP Financial Measures

	2015	2016	2017	2018	2019	TTM 1Q20
Net income - GAAP	$8,929	$12,074	$15,226	$21,900	$25,239	$25,562
Adjustments:						
Write-down of other real estate owned	-	-	-	1,914	-	-
Net deferred tax asset revaluation	-	-	1,846	-	-	-
Adjusted net income	$8,929	$12,074	$17,072	$23,814	$25,239	$25,562
Diluted average common shares outstanding	4,554,219	5,239,082	7,149,302	9,508,653	10,044,483	9,930,814
Diluted earnings per share - GAAP	$1.96	$2.30	$2.13	$2.30	$2.51	$2.57
Adjustments:						
Effect of write-down of other real estate owned	-	-	-	0.20	-	-
Effect of net deferred tax asset revaluation	-	-	0.26	-	-	-
Adjusted diluted earnings per share	$1.96	$2.30	$2.39	$2.50	$2.51	$2.57
Total average equity - GAAP	$100,428	$124,023	$178,212	$259,416	$296,382	$301,140
Adjustments:						
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$95,741	$119,336	$173,525	$254,729	$291,695	$296,453
Return on average assets	0.81%	0.74%	0.66%	0.72%	0.65%	0.64%
Effect of write-down of other real estate owned	0.00%	0.00%	0.00%	0.06%	0.00%	0.00%
Effect of net deferred tax asset revaluation	0.00%	0.00%	0.08%	0.00%	0.00%	0.00%
Adjusted return on average assets	0.81%	0.74%	0.74%	0.78%	0.65%	0.64%
Return on average shareholders' equity	8.89%	9.74%	8.54%	8.44%	8.52%	8.49%
Effect of goodwill	0.44%	0.38%	0.23%	0.16%	0.13%	0.13%
Return on average tangible common equity	9.33%	10.12%	8.77%	8.60%	8.65%	8.62%
Return on average tangible common equity	9.33%	10.12%	8.77%	8.60%	8.65%	8.62%
Effect of write-down of other real estate owned	0.00%	0.00%	0.00%	0.75%	0.00%	0.00%
Effect of net deferred tax asset revaluation	0.00%	0.00%	1.07%	0.00%	0.00%	0.00%
Adjusted return on average tangible common equity	9.33%	10.12%	9.84%	9.35%	8.65%	8.62%

34

FIRST INTERNET BANCORP

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20
Total equity - GAAP	$282,087	$287,740	$288,735	$294,013	$296,120	$295,140	$304,913	$305,127
Adjustments:								
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$277,400	$283,053	$284,048	$289,326	$291,433	$290,453	$300,226	$300,440
Total assets - GAAP	$3,115,773	$3,202,918	$3,541,692	$3,670,176	$3,958,829	$4,095,491	$4,100,083	$4,168,146
Adjustments:								
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$3,111,086	$3,198,231	$3,537,005	$3,665,489	$3,954,142	$4,090,804	$4,095,396	$4,163,459
Common shares outstanding	10,181,675	10,181,675	10,170,778	10,128,587	10,016,458	9,741,800	9,741,800	9,801,825
Total shareholders' equity to assets	8.98%	8.15%	8.01%	8.01%	7.48%	7.21%	7.44%	7.32%
Effect of goodwill	(0.13%)	(0.12%)	(0.12%)	(0.12%)	(0.11%)	(0.11%)	(0.11%)	(0.10%)
Tangible common equity to tangible assets	8.92%	8.85%	8.03%	7.89%	7.37%	7.10%	7.33%	7.22%
Net interest income	$15,461	$15,970	$15,421	$16,244	$16,105	$15,244	$15,374	$15,018
Adjustments:								
Fully-taxable equivalent adjustments [1]	1,164	1,351	1,477	1,557	1,612	1,595	1,570	1,535
Net interest income - FTE	$16,625	$17,321	$16,898	$17,801	$17,717	$16,839	$16,944	$16,553
Net interest margin	2.17%	2.06%	1.89%	1.86%	1.73%	1.54%	1.51%	1.50%
Adjustments:								
Effect of fully-taxable equivalent adjustments [1]	0.16%	0.17%	0.18%	0.18%	0.18%	0.16%	0.16%	0.15%
Net interest margin - FTE	2.33%	2.23%	2.07%	2.04%	1.91%	1.70%	1.67%	1.65%
Noninterest expense	$10,182	$10,045	$12,709	$11,109	$11,709	$11,203	$12,613	$13,486
Adjustments:								
Write-down of other real estate owned	-	-	2,423	-	-	-	-	-
Adjusted noninterest expense	$10,182	$10,045	$10,286	$11,109	$11,709	$11,203	$12,613	$13,486
Noninterest expense/average assets	1.40%	1.27%	1.52%	1.24%	1.23%	1.11%	1.22%	1.32%
Effect of write-down of other real estate owned	0.00%	0.00%	0.29%	0.00%	0.00%	0.00%	0.00%	0.00%
Adjusted noninterest expense/average assets	1.40%	1.27%	1.23%	1.24%	1.23%	1.11%	1.22%	1.32%

[1] Assuming a 21% tax rate

35

FIRST INTERNET BANCORP

Reconciliation of Non-GAAP Financial Measures Dollars in thousands 2013 2014 2015 2016 2017 2018 2019 1Q20 Total equity - GAAP $90,908 $96,785 $104,330 $153,942 $224,127 $288,735 $304,913 $305,127 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) Tangible common equity $86,221 $92,098 $99,643 $149,255 $219,440 $284,048 $300,226 $300,440 Common shares outstanding 4,448,326 4,439,575 4,481,347 6,478,050 8,411,077 10,170,778 9,741,800 9,801,825 Book value per common share $20.44 $21.80 $23.28 $23.76 $26.65 $28.39 $31.30 $31.13 Effect of goodwill (1.06) (1.06) (1.04) (0.72) (0.56) (0.46) (0.48) (0.48) Tangible book value per common share $19.38 $20.74 $22.24 $23.04 $26.09 $27.93 $30.82 $30.65 36